UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2008

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, Mr. Steven W. Tholen informed Harvest Natural Resources, Inc. (the "Company") that he will retire as an employee of the Company effective May 31, 2008. Mr. Tholen is currently the Senior Vice President and Chief Financial Officer of the Company.

On April 28, 2008, Mr. Kurt A. Nelson informed the Company that he will retire as an employee of the Company effective May 31, 2008. Mr. Nelson is currently the Company’s Vice President and Controller (principal accounting officer).

On April 29, 2008, the Board of Directors of the Company elected Mr. Stephen C. Haynes, age 51, as Vice President, Chief Financial Officer and Treasurer of the Company effective May 19, 2008. Mr. Haynes will be designated as the Company’s principal financial officer and principal accounting officer. Mr. Haynes will receive a salary of $235,000 per year for his services to the Company. As a further inducement to Mr. Haynes to accept employment with the Company, effective May 19, 2008, the Board of Directors of the Company awarded Mr. Haynes options to purchase 50,000 shares of the Company’s common stock, par value $.01 per share ("Common Stock"), vesting over a three year period, and 20,000 restricted shares of the Company’s Common Stock with a three year restriction period commencing on May 19, 2008.

From 2006 until October 2007, Mr. Haynes served as Chief Financial Officer of Cygnus Oil and Gas Corporation, an oil and gas exploration and production company. His responsibilities as Chief Financial Officer of Cygnus included obtaining debt and equity financing, ensuring compliance with securities reporting requirements, and supervising domestic and international cash management and investment. Since October 2007, Mr. Haynes has provided business and financial consulting services for a variety of oil and gas exploration, power generation, and pipeline companies. Prior to his employment with Cygnus, Mr. Haynes held the position of Corporate Controller of Carrizo Oil & Gas, Inc., an oil and gas exploration and production company, where he, among other responsibilities, coordinated joint venture and audit activities and ensured compliance with securities reporting requirements. Before joining Carrizo Oil & Gas, Inc. in 2005, Mr. Haynes provided business and financial consulting services for a variety of oil and gas exploration, power generation, and pipeline companies. From 1990 to 2000, he served in a series of increasingly responsible positions with British Gas plc, a natural gas supply and services company, culminating in his appointment as Vice President-Finance of Atlantic LNG, a joint venture of British Gas plc and several industry partners in Trinidad and Tobago. Mr. Haynes is a Certified Public Accountant, holds a Master of Business Administration degree with a concentration in Finance from the University of Houston and a Bachelor of Business Administration degree in Accounting from Sam Houston State University. He also attended the Executive Development Program at Harvard University.

The Company will file Mr. Haynes’ employment agreement when it has been finalized.

Item 9.01 Financial Statements and Exhibits.

Press release dated May 1, 2008, announcing that Stephen C. Haynes has been elected Vice President, Chief Financial Officer and Treasurer of Harvest Natural Resources, Inc. effective May 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

May 1, 2008	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 1, 2008, announcing that Stephen C. Haynes has been elected Vice President, Chief Financial Officer and Treasurer of Harvest Natural Resources, Inc. effective May 19, 2008.